Exhibit 99.1

For Release: August 21, 2024

ALLETE shareholders approve proposed transaction with Canada Pension Plan Investment Board and Global Infrastructure Partners
ALLETE continues to expect transaction to close in mid-2025

DULUTH, Minn.— ALLETE, Inc. (NYSE: ALE) announced that its shareholders voted today to approve the company’s proposed transaction with Canada Pension Plan Investment Board (CPP Investments) and Global Infrastructure Partners (GIP) at a special meeting of shareholders.

As previously announced, under the terms of the merger agreement, CPP Investments and GIP will acquire all outstanding common shares of ALLETE for $67 per share in cash, or $6.2 billion, without interest.

“We thank our shareholders for this strong demonstration of support for our transaction with CPP Investments and GIP, and for their investment in ALLETE over the past decades,” said ALLETE Chair, President, and CEO Bethany Owen. “Having reached this important milestone, we are now one step closer to realizing the meaningful benefits we see ahead for all ALLETE stakeholders as the result of this partnership. We will continue to work closely with our partners in the months ahead to complete this transaction and enter our next chapter of growth for ALLETE, while continuing our excellent customer service, commitments to our communities, and opportunities for our employees."

Based on the preliminary vote count from today’s special shareholder meeting, approximately 97% of votes cast were in favor of the proposed transaction, representing approximately 74% of all outstanding shares. The final voting results will be reported in a Form 8-K filed with the U.S. Securities and Exchange Commission.

Approval by ALLETE shareholders was a condition to the closing of the transaction, which remains subject to certain regulatory approvals, including by the Minnesota Public Utilities Commission, the Public Service Commission of Wisconsin, and the Federal Energy Regulatory Commission, and other customary closing conditions. ALLETE expects to complete the transaction in mid-2025.

ALLETE, Inc. is an energy company headquartered in Duluth, Minnesota. In addition to its electric utilities, Minnesota Power and Superior Water, Light and Power of Wisconsin, ALLETE owns ALLETE Clean Energy, based in Duluth, Minnesota; BNI Energy in Bismarck, North Dakota; and New Energy Equity, headquartered in Annapolis, Maryland; and has an 8% equity interest in the American Transmission Co. More information about ALLETE is available at www.allete.com.
ALE-CORP

ALLETE calculates and reports carbon emissions based on the GHG Protocol. Details are in ALLETE’s Corporate Sustainability Report.

ALLETE, Inc. • 30 West Superior Street, Duluth, Minnesota 55802 www.allete.com

Exhibit 99.1

FORWARD-LOOKING STATEMENTS DISCLAIMER

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of ALLETE, regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding ALLETE’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the risk that the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; and the diversion of management’s time on transaction-related issues.

When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “target,” “could,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause ALLETE’s actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in ALLETE’s Form 10-Q for the quarter ended June 30, 2024, ALLETE’s Form 10-K for the year ended December 31, 2023 and in subsequently filed Forms 10-Q and 8-K, and in any other SEC filings made by ALLETE. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date hereof, and ALLETE does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

ALLETE Contacts

Investor Contact:
Vince Meyer
Director - Investor Relations & Treasury
218-723-3952
vmeyer@allete.com

Media Contact:
Amy Rutledge
Director - Corporate Communications
218-723-7400
arutledge@allete.com